                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 17, 2003 relating to the consolidated financial statements of Access Integrated Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
October 13, 2003